                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 19, 1996, on our audits of the consolidated financial statements of Sumas Cogeneration Company, L.P. and Subsidiary in the Calpine Corporation Registration Statement (Form S-4) for the Registration of 10 1/2% Senior Notes Due 2006.

                                          Moss Adams LLP


Seattle, Washington


September 27, 1996